UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K/A
CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): November 29, 2021
SERA PROGNOSTICS, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-40606	26-1911522
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2749 East Parleys Way, Suite 200 Salt Lake City, Utah	84109
(Address of principal executive offices)	(zip code)
Registrant’s telephone number, including area code: (801) 990-0520
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, $0.0001 par value per share	SERA	The Nasdaq Stock Market LLC
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).
Emerging Growth Company ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02     Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
As previously reported on the Current Report on Form 8-K (the “Original Filing”) filed by Sera Prognostics, Inc. (the “Company”) on November 30, 2021, the Company’s Board of Directors (the “Board”) appointed Sandra A.J. Lawrence as a new director of the Company, effective as of November 29, 2021.
At the time of the Original Filing, the Board had not made a determination regarding any committee assignments for Ms. Lawrence. This amended Current Report on Form 8-K is being filed to provide the committee assignment information omitted from the Original Filing. On June 27, 2022, the Board appointed Ms. Lawrence to the audit committee of the Board, effective immediately.
Other than the preceding disclosure, no other disclosure reported in the Original Filing is amended pursuant to this Report.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

SERA PROGNOSTICS, INC.

By:	/s/ Jay Moyes
Jay Moyes
Chief Financial Officer
Date: June 29, 2022